UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

West Texas Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-178437	99-0365272
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5729 Lebanon Road, Suite 144

Frisco, Texas  75034

(Address of principal executive offices) (zip code)

(972) 712-2154

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2015, we acquired from Kiowa Oil Company oil and gas leases covering up to approximately 37,702 gross mineral acres located throughout the United States, including up to 24,282 gross mineral acres in Montana and up to 7,487 gross mineral acres in North Dakota. We acquired the leases in consideration of our issuance of shares of our common stock at the rate of $0.50 per share plus a royalty in the amount of fifteen percent (15%). We intend to obtain a report on the fair market value of the oil and gas leases from an independent oil and gas valuation firm. Upon completion of the valuation, we will issue to Kiowa a number of our shares of common stock equal to the fair market value of the leases acquired by us, as determined by the independent oil and gas valuation firm, divided by $0.50. Kiowa Oil Company is a privately-held investment company controlled by Gary Bryant, our controlling shareholder.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST TEXAS RESOURCES, INC.

October 6, 2015	By:	/s/ John D. Kerr
John D. Kerr Chief Executive Officer

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